Exhibit 99.10

                                   EXHIBIT 6

                              Liquidation Analysos
                            -- Asset distribution --
                                    (4000's)




     TOTAL ASSETS AVAILABLE FOR DISTRIBUTION       $ 174,518

(1)  Chapter 7 Administration Expenses                 5,736
     Chapter 11 Administration Expenses
(2)      United States Trustee Fees                      120
(3)      Professional Fees                               363
                                                ------------

     NET DISTRIBUTABLE ASSETS                      $ 168,299

--------------------------------------------------------------------------------

     LESS AMOUNTS PAYABLE WITH RESPECT TO SECURED CLAIMS

(4)  Class Two - Lehman Secured Claims                   700
(4)  Class Three - Other Secured Claims              128,693
(5)  Class One - Revolving Lender Secured Claims      38,906
                                                ------------

     NET DISTRIBUTABLE ASSETS AFTER SECURED CLAIMS       $ 0

                                                                     RECOVERY
                                                                    PERCENTAGE
                                                                       UNDER
                                                                  REORGANIZATION
                                                                       PLAN
                                                                   -------------
     Administrative Claims                                 0           100%
     Priority Tax Claims                                   0           100%
     Class Four - Priority Non-Tax Claims                  0           100%
     Class Five - General Unsecured Claims                 0            10%
     Class Six - Subordinated Claims                       0             0%
     Class Seven - Penalty Claims                          0             0%
     Class Eight - UniCapital Equity Interests             0             0%
                                                 -----------

     ASSETS AVAILABLE FOR ADMINISTRATIVE, PRIORITY       $ 0
     AND UNSECURED CLOIMS

NOTES:

(1) Assumes Chapter 7 Trustee fee of 3% of Total Assets Available for Distribution plus legal and accounting fees of $500k.

(2) Estimated based on total disbursements of the Debtors through June 30, 2002. US Trustee fees are a carve-out pursuant to the Cash Collateral Orders.

(3) Total estimated professional expenses incurred prior to 12/31/01 of $2.1mm are assumed to be paid by (i) $1.7mm in retainers held by professionals, pursuant to Court authorization, plus (ii) $363k from the $750k carve-out pursuant to the Cash Collateral Orders.

(4)   Estimated loan balances as of 12/31/01.

(5)   Revolving Lender Secured Claim projected to be $253.5mm at 12/31/2001.